UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

[X]	Filed by Registrant
[ ]	Filed by Party other than Registrant

Check the appropriate box:

[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement

EPOXY, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock: Par Value $0.00001
	(2)	Aggregate number of securities to which transaction applies: Not Applicable.
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
Not Applicable.
	(4)	Proposed maximum aggregate value of transaction: Not Applicable.
	(5)	Total fee paid: Not Applicable.

[ ]	Fee paid previously with preliminary materials. Not Applicable.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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EPOXY, INC.

2518 Anthem Village Drive, Suite 100
 Henderson, Nevada 89052
702-350-2449

INFORMATION STATEMENT

Pursuant To Section 14(c) of the Securities Exchange Act of 1934

NO VOTE OR ACTION OF THE COMPANY’S STOCKHOLDERS
IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A
PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

Dear Stockholders:

We are writing to advise you that EPOXY, INC., a Nevada corporation, (the “Company”, “we”, “our”, “us” or words of similar import) has obtained the written consent of the shareholders of the Company owning at least a majority of the outstanding shares entitled to vote on the matter set forth in this Information Statement as of the Record Date (the “Majority Shareholders”) to the following corporate actions:

1.
Ratify the authorization of an increase of the authorized share capital  to an aggregate number of Two Billion (2,000,000,000) of which 1,950,000,000 will be common stock, with a par value of $0.00001 per share, and Fifty Million (50,000,000) shares will be preferred stock, with a par value of $0.00001 per share.

The foregoing actions were approved on September 29, 2016 by our Board of Directors. In addition, on September 29, 2016 (the “Record Date”) the holders of 66.672% of the Company’s outstanding voting securities approved the foregoing actions. The number of shares voting for the proposals were sufficient for approval.

Section 78.320 of the Nevada Revised Statutes (the “NRS”) provides in part that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the Consenting Stockholders who collectively own shares representing a majority of our Voting Stock.

The proposed corporate actions will become effective on filing a Certificate of Amendment to our Certificate of Incorporation. Copies of this is attached hereto as Exhibit A.  The Certificate of Amendment to our Articles of Incorporation will become effective when they are filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement is first mailed to you on or about October 10, 2016

If you have any questions on the enclosed Information Statement you may contact us directly. We thank you for your continued interest in our Company.

For the Board of Directors of EPOXY, INC.

September 29, 2016	By	/s/David Gasparine
David Gasparine, CEO/CFO

GENERAL

This Information Statement is being furnished to the stockholders of Epoxy, Inc. as of September 29, 2016 (the “Record Date”) in connection with the written consent of the holders of a majority of our issued and outstanding voting securities.

FORWARD LOOKING STATEMENTS

This Information Statement contains forward-looking statements about the Company’s business containing the words “believes’, “anticipates”, “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, the Company has no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in the Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in future SEC filings.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of our common stock and Series A and B Preferred Shares as of the Record Date owned by our officers, directors and each person known by us to beneficially own 5% or more of the outstanding voting shares of such class of stock, based on filings with the Securities and Exchange Commission and certain other information, each of our “named executive officers” and directors, and all of our executive officers and directors as a group.

Except as otherwise indicated in the notes to the following table, we believe that all shares are beneficially owned, and investment and voting power is held by the persons named as owners.

Title of Class	Name Of Beneficial Owner	Shares Beneficially Owned	Percent of class Owned	Percent of Total Voting Shares (1)

Series A Preferred (2)	David Gasparine	16,000,000	63.793%	12.904%
	Jason Woywood	-	-	-
	John Harney	-	-	-
	Craigstone Ltd.	4,210,524	16.788%	3.396%
	Mary Gaspparine	2,000,000	7.974%	1.1613%
Series A Preferred Total		22,210,524	88.558%	17.913%
Series B Preferred (3)	David Gasparine	1,000,000	100%	53.768%
	Jason Woywood	-	-	-
	John Harney	-	-	-
Series B Preferred Total		1,000,000	100%	53.768%
Common (4)	David Gasparine	-	-	-
	Jason Woywood (5)	1,000,000	0.207%	0.054%
	John Harney	3,000,000	0.620%	0.161%
Common Total		4,000,000	0.827%	0.215%
Percent Total Voting Shares, Officers, Directors and 10% holders as a group				71.896%

(1)
Calculation of percentage of Voting Shares is based on the following voting rights: (a) each share of Common Stock has the right to cast one (1) vote; (b) each share of Series A Preferred Stock has the right to cast fifteen (15) votes and (c) each share of Series B Preferred Stock has the right to cast 1,000 votes for a total of 1,859,865,601 voting shares

(2)	There are a total of 25,080,985 shares of Series A Preferred Stock issued and outstanding with conversion rights of 2.5 to one and voting rights of 15 to 1.
(3)	There are a total of 1,000,000 shares of Series B Preferred Stock issued and outstanding with no conversion rights and voting rights of 1,000 to 1.
(4)	There are 483,650,826 shares of common stock issued and outstanding as of September 29, 2016, with 1 vote per each share held.
(5)
Shares held by Mr. Woywod include 500,000 shares of common stock and 500,000 incentive stock options at an exercise price of $0.03 per share for a term of 2 years form the date of grant (October 17, 2014), which options vested immediately.

ACTIONS TO BE TAKEN

1.	Increase the Authorized common shares of the Company to 2,000,000,000.

Background:

The members of the Board of Directors and stockholders owning approximately 66.672% of the outstanding voting securities (the “Majority Shareholders”) have executed a written consent approving the corporate actions. The Majority Shareholders held on the Record Date total of 16,000,000 shares of our Series A Preferred Stock and 1,000,000 shares of our Series B Preferred Stock. Each Series A Preferred share entitles the holder thereof to 15 votes per share and is convertible into 2.5 shares of common stock.  Each Series B Preferred share entitles the holder to 1,000 votes on any matters brought to a vote of the holders of the Company’s common stock, and has no conversion rights. As a result, holders of approximately 66.672% of our outstanding voting securities approved the foregoing actions. There was no other class of securities entitled to vote on these matters. Dissenting stockholders do not have any statutory appraisal rights as a result of the actions taken. The Board does not intend to solicit any proxies or consents from any other stockholders in connection with these actions. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely to advise stockholders of the actions taken by written consent.

Section 78.320 of the Nevada Revised Statutes (“NRS”) provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the Majority Shareholders who collectively own shares representing a majority of our Voting Stock.

ACTION 1
AUTHORIZATION OF SHARES

Upon completion of the necessary filings, we will increase the authorized common stock of the Company to two billion shares of Common Stock, each Common Stock share, $0.00001 par value.

The voting powers, designations, preferences, limitations, restrictions and relative rights thereof will be as follows:

1.           Voting of Common Stock

Each share of Common Stock will entitle the holder to one vote on any matters as to which the vote or consent of holders of our common stock shall be required or be taken.

2.         No dividends have been paid on the common stock as at the date hereof and the Company does not have any plans to issue dividends in the future.

Commitments

We have no commitment to issue any Common Stock nor are we in negotiation to issue Common Stock.

Dilutive Effect

The issuance of the Common Stock may have a dilutive effect on holders of our Common Stock.

Purpose for authorizing the Common Stock

The issuance of the Common Stock provides the Company with (a) flexibility for future corporate action; (b) to further the Company’s best interest in order to raise additional capital and to be used for corporate opportunities; and (c) the need to issue shares of Common Stock in connection with strategic corporate transactions, acquisitions, and other business arrangements and corporate purposes, is desirable to avoid repeated separate amendments to our Articles of Incorporation and the delay and expense incurred in amending the Articles of Incorporation. The Company intends to assess its need to issue Common Stock for the corporate purposes described above and we believe that we need to be in a position to take advantage of opportunities when they arise or when we have a need.

Currently, there is no plan to issue any Common Stock for the corporate purposes described above. In the event any Common Stock is issued in the future, shareholders may suffer dilution to their ownership of the Company at the time of the issuance of the Common Stock. No additional corporate action is needed to issue any Common Stock. The Company may even issue Common Stock as a defensive mechanism in order to attempt to stop a hostile take over by another company; there is no plan to do this at this time.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy and information statements with respect to two or more stockholders sharing the same address by delivering a single proxy or information statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy and information materials, delivering a single proxy or information statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy or information statement, or if you currently receive multiple proxy or information statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Epoxy, Inc., 2518 Anthem Village Drive, Suite 100, Henderson, Nevada 89052.

WHERE YOU CAN FIND MORE INFORMATION

This Information Statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this Information Statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to David Gasparine at our corporate headquarters.

We file annual and special reports and other information with the SEC. Certain of our SEC filings is available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EPOXY, INC.

Date: September 29, 2016	By:	/s/David Gasparine
David Gasparine, CEO/CFO

Schedule "A'
Proposed Articles of Amendment

"090204"

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Epoxy, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Section 1. Capital Stock

The Aggregate number of shares that the Corporation will have authority to issue is Two Billion (2,000,000,000) of which 1,950,000,000 will be common stock, with a par value of $0.00001 per share, and Fifty Million (50,000,000) shares will be preferred stock, with a par value of $0.00001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 66.672%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

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